SUBSIDIARIES OF THE REGISTRANT




                                                                     State of
                                                 Percentage       Incorporation
                                                     of                or
      Parent               Subsidiary             Ownership       Organization
      ------               ----------             ---------       ------------

Wood Bancorp, Inc.       First Federal Bank         100%             Federal